PROSPECTUS SUPPLEMENT                                         File No. 333-52822
(To Prospectus Supplement and Prospectus                          Rule 424(b)(3)
dated January 24, 2001)
Prospectus number: 2216


                            Merrill Lynch & Co., Inc.


                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:                  $25,000,000


CUSIP Number:                        59018YMK4


Interest Rate:                        3.01000%


Original Issue Date:            March 27, 2002


Stated Maturity Date:            April 2, 2003


Interest Payment Dates:            At Maturity


Day Count:                      Interest on the Notes will accrue on the basis
                                of a 360-day year, and the actual number of days elapsed.

Repayment at the Option
of the Holder:                  The Notes cannot be repaid prior to the Stated
                                Maturity Date.

Redemption at the Option
of the Company:                 The Notes cannot be redeemed prior to the Stated
                                Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                        JP Morgan Chase Bank


Dated:                          March 22, 2002